EXHIBIT 99.2


         IDENTIX AND VISIONICS AGREE TO MERGE, CREATING WORLD'S LEADING
                   MULTI-BIOMETRIC SECURITY TECHNOLOGY COMPANY

NEW ENTITY POSITIONED FOR ACCELERATED GROWTH BY PROVIDING TOTAL SECURITY
SOLUTIONS


LOS GATOS, CALIF. AND JERSEY CITY, N.J. (FEBRUARY 22, 2002) - Identix Incorporated (Nasdaq: IDNX) and Visionics Corporation (Nasdaq: VSNX), today announced a strategic merger of equals to create the world's leading multi-biometric security technology company in an all-stock transaction valued at more than $600 million. The two companies entered into a definitive merger of equals agreement following unanimous approval by the Boards of Directors of each company.

Already recognized as worldwide leaders in their respective fields, Identix and Visionics believe that the merger will create a company strategically positioned at the forefront of the security industry. This will allow the combined company to respond faster to the increased demand for biometric products and solutions across multiple security markets. The companies believe the combined entity will have the broad-based products and solutions, size, assets, customer base and operational efficiency to accelerate revenue growth and accomplish sustained profitability.

Upon completion of the merger, Robert McCashin, current Chairman and CEO of Identix, will serve as Chairman of the new company and Dr. Joseph J. Atick, current Chairman and CEO of Visionics, will serve as the CEO. Jim Scullion, President and COO of Identix, and Erik Prusch, CFO of Identix, will assume the same roles in the merged entity. The combined entity's board of directors will initially consist of eight directors, four each designated by Identix and Visionics, which will include McCashin and Atick. The name of the combined entity will be selected at a later date prior to the close of the transaction. The new company anticipates maintaining co-headquarters on the East and West Coasts.

Dr. Joseph J. Atick, chairman and CEO of Visionics, stated, "I believe this merger of equals is one of the most significant events in the history of the biometrics industry to-date. Both Visionics and Identix have had a history of leadership and have served their respective customers well. Together, I believe we can better serve these customers by providing a total solution through even broader product and service offerings.


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"I believe we can accelerate revenue growth by taking advantage of immediate up-sell and cross-sell opportunities in every market in which we currently operate. Additionally," Atick continued, "we will be well-positioned to enter new markets faster by combining our respective growth initiatives such as the Biometric Network Platform (BNP) and itrust(TM).

The combined entity also will develop a more competitive cost structure as it capitalizes on operational efficiencies.

"Our objective as a combined entity is accelerated growth and sustained profitability, which we believe we can accomplish together - faster and with more significant results. As the CEO of this new company," Atick concluded, "I will be relentless in capitalizing on the tremendous opportunity before us and will continue to focus on enhancing shareholder value."

Identix chairman and CEO Robert McCashin stated, "The value of this strategic combination lies not only in what it is today but in what it portends for the future of biometrics. This is a defining event for our industry and I am confident that this merger of what can only be described as the best-of-breed biometric technology providers, has the potential to propel us to new heights. Additionally," McCashin continued, "this combination positions us to respond more fully to the need of multiple markets and industries for strong authentication and identification security applications and solutions. I believe that our broad array of product offerings will enable us to build further upon the industry-leading positions each company has already established.

"I am excited to embark on this combination of technology and expertise and concur with Joseph that we are making biometrics history," McCashin added.

STRENGTHS OF THE COMBINED COMPANIES

The new company will have the ability to offer total security solutions by integrating each company's existing and complementary product lines and through leveraging the technologies and partnerships of each company into key large-scale markets that require biometric authentication and identification. More specifically, the combined entity will have a:


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*    broad range of leading biometric technologies including fingerprint, facial recognition and imaging.

* unique scalable platform for biometric authentication and identification, leveraging the combination of Visionics' BNP and Identix' itrust(TM).

* significant portfolio of finished complementary products and solutions, such as BioLogon(R), FaceIt(R) ARGUS, Transportable LiveScan, Touchprint(TM) LiveScan solutions, TouchPrint PRO Full Palm/Hand scanner, Fingerscan V20, DFR(TM) readers and IBIS.

* large and far-reaching customer base in markets well-positioned for biometric adoption such as airports, federal government, state and local law enforcement, banking and healthcare.

* significant number of strategic relationships with key system integrators, channel owners and developers, including EDS, Raytheon, Motorola, ADT, VeriSign, IBM, Microsoft, Honeywell, NICE Systems, Loronix, Compaq, Toshiba and Intel.

*    strong balance sheet, with nearly $90 million in cash.

* strong field service, maintenance and support organization with a growing base of more than $20 million in annual recurring revenue.

* significant number of growth opportunities across a variety of market and industry segments including transportation, law enforcement, government (federal, state and local), healthcare, financial and corporate enterprise.

ADDITIONAL MERGER DETAILS

The merger is structured to qualify as a tax-free reorganization. Upon consummation of the merger, Visionics shareholders will receive 1.3436 newly issued shares of Identix common stock for each share of Visionics common stock. Based on today's closing price of Identix stock, the transaction is valued at approximately $600 million including the assumption of Visionics' stock options. When complete, Identix' shareholders will own approximately 52.4% and Visionics' shareholders will own approximately 47.6% of the combined entity. Certain affiliates of both Identix and Visionics have agreed to vote their shares in favor of the combination.


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This transaction is subject to certain closing conditions, including regulatory approvals and the approval of Identix and Visionics shareholders, and is currently expected to close in the calendar quarter ending June 30, 2002. Lehman Brothers and Morgan Keegan & Company, Inc. are acting as financial advisors to Identix and Visionics, respectively, on this transaction.

Identix and Visionics plan to file a joint proxy statement/prospectus with the SEC in connection with the transaction containing important information about each respective company, the transaction and related matters. Investors and stockholders are urged to read the joint proxy statement/prospectus carefully.

Identix and Visionics will host a joint conference call at 7:00AM EST on Monday, February 25th, to discuss the details of the merger. The dial-in number for participants in the U.S. is 800-289-0436 and 913-981-1157 outside of the U.S. A replay of the conference call will be available for 48 hours at 888-203-1112 in the U.S. and 719-457-0820 internationally, using access code 521655.

THE CONFERENCE CALL WILL ALSO BE AVAILABLE LIVE VIA A WEBCAST, WHICH WILL BE ACCESSIBLE AT http://www.identix.com/aboutus/investorrelations/conferencecalls.asp AND www.visionics.com/invest. THE WEBCAST WILL BE ARCHIVED FOR 30 DAYS.


ABOUT IDENTIX INCORPORATED

Identix Incorporated, www.Identix.com, is a leader in designing, developing, manufacturing and marketing products for the capture and/or comparison of fingerprints for security, anti-fraud, law enforcement, physical access and other applications. Identix designs and develops proprietary, cost-effective, security products and solutions for personal identification and verification. Through itrust(TM), Identix offers an array of Internet and wireless Web secure transaction processing services, and provides a wide range of applications to markets that include corporate enterprise security, Intranet, extranet, and Internet, wireless Web access and security, E-commerce, government and law enforcement agencies.


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ABOUT VISIONICS CORPORATION

Visionics Corporation, www.visionics.com, is the worldwide leader in identification technologies and systems. The Company is uniquely positioned with a comprehensive set of biometric identification product offerings: FaceIt(R), live scan, IBIS and BNP. The award-winning core FaceIt(R) technology enables a broad range of products and applications built by partners (OEMs, VARs and system integrators). These include enhanced CCTV systems, identity fraud applications and identity verification systems for physical and network security, travel and banking. The TENPRINTER, FingerPrinter CMS and Modular live scan systems are the most widely used by government agencies, law enforcement, airports, banks and other commercial institutions in the United States. IBIS is a revolutionary mobile identification system capable of capturing both forensic quality fingerprints and photographs for transmission and wireless transmission of data to law enforcement and other legacy databases for real-time identification. Finally, the BNP is the only commercially available platform for delivering scalable biometric solutions. It incorporates FaceIt(R) technology for implementation over large-scale networks and real-time identification. The product offerings are reflective of Visionics' leadership position in the biometric industry and commitment to the innovation of identification technologies.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Among the most significant risks and uncertainties with respect to the merger between Identix and Visionics are obtaining regulatory and shareholder approval, fulfilling the conditions set forth in the Definitive Merger Agreement for the close of the anticipated transaction, and the timing of the closing of the transaction. For a more complete description of the risk factors, which may affect the future performance of Identix and Visionics, see "Risk Factors" under the respective companies' annual reports and other periodic SEC filings.


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This press release does not constitute an offer of any securities for sale.
Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction described in this press release when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Identix and Visionics. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by Identix and Visionics at the Commission's website at http://www.sec.gov and/or from Identix or Visionics.


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